Exhibit (c)(xi)

 STRICTLY CONFIDENTIAL  Project Kona  Process and valuation materials  February 22, 2026  Exhibit (c)(xi)

 STRICTLY CONFIDENTIAL  Disclaimer  1. Section name  This presentation was prepared by Rothschild & Co US Inc. (“Rothschild & Co”) on a confidential basis for the benefit and internal use of the Special Committee (the “Special Committee”) of the Board of Directors of KORE Group Holdings, Inc. (the “Company” or “Kona”) in the context of the Special Committee’s consideration of the matters described herein.  In creating this presentation, Rothschild & Co has relied upon information that is publicly available or which was provided to Rothschild & Co by or on behalf of the Company’s management, including, without limitation, management operating and financial forecasts or projections. Such information involves numerous significant assumptions and subjective determinations that may or may not be correct. Rothschild & Co has not assumed any responsibility for independent verification of any of such information contained herein, including, but not limited to, any forecasts or projections set forth herein, and Rothschild & Co has relied on such information being complete and accurate in all material respects. Accordingly, no representation or warranty, express or implied, can be made or is made by Rothschild & Co as to the accuracy or completeness of any such information or the achievability of any such forecasts or projections.  Except where otherwise indicated, this presentation speaks as of the date hereof and is necessarily based upon the information available to Rothschild & Co and financial, stock market and other conditions and circumstances existing and disclosed to Rothschild & Co as of the date hereof, all of which are subject to change. Rothschild & Co does not have any obligation to update, bring-down, review or reaffirm this presentation. Under no circumstances should the delivery of this presentation imply that any information or analyses included in this presentation would be the same if made as of any other date. Nothing contained in this presentation is, or shall be relied upon as, a promise or representation as to the past, present or future.  Nothing contained herein shall be deemed to be a recommendation from Rothschild & Co to any party, including without limitation, any security holder of the Company, to enter into any transaction or to take any course of action. By accepting these materials, the Special Committee acknowledges that Rothschild & Co is not in the business of providing (and the Special Committee is not relying on Rothschild & Co for) legal, tax or accounting advice, and the Special Committee should receive (and rely on) separate and qualified legal, tax and accounting advice. These materials do not constitute an offer or solicitation to sell or purchase any securities.  Rothschild & Co is not acting in any capacity as a fiduciary or agent of the Special Committee, the Board of Directors of the Company, the Company or the Company’s security holders.  In the ordinary course of their asset management, merchant banking and other business activities, affiliates of Rothschild & Co may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own accounts or the accounts of their clients in equity, debt or other securities (or related derivative securities) or financial instruments of the Company or any of its affiliates or any other company that may be involved in any transaction.  This presentation is confidential and was not prepared with a view to public disclosure or filing thereof under state or federal securities laws or otherwise. This presentation may not be copied by,  or disclosed or made available to, any person without the prior written consent of Rothschild & Co.  This presentation was not prepared for use by readers not as familiar with the business and affairs of the Company as the Special Committee, and accordingly, Rothschild & Co does not take any responsibility for the accuracy or completeness of any material if used by persons other than the Special Committee.  Rothschild & Co shall not have any liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with this presentation.  2

 STRICTLY CONFIDENTIAL  Contents  Executive summary  Overview of Standalone LTP  Preliminary valuation perspectives  Appendix – Valuation supplement  4  12  15  19

 1  Executive summary

 STRICTLY CONFIDENTIAL  Rothschild & Co engagement  5  Rothschild & Co US Inc. (“Rothschild & Co” or “We”) has been engaged by the Special Committee (the “Special Committee”) of the Board of Directors of Kona (the “Company”) as financial advisor in connection with advising the Special Committee with respect to a potential transaction (the “Transaction”) proposed by Samoa (together with its affiliated investment funds) and Amelia (collectively, with Samoa, referred herein as the “Samoa Group”) as well as in evaluating potential strategic alternatives to the Transaction, and if requested by the Special Committee, rendering an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Disinterested Stockholders (as defined in the Draft Merger Agreement, dated February 20, 2026 (the “Agreement”).  To this end, these materials focus on the following:  Review of Kona’s Standalone LTP (as defined below)  Valuation analysis of Kona  In connection with our engagement, Rothschild & Co has, among other things:  At the direction of the Special Committee, utilized financial forecasts for Kona, prepared and provided by Kona’s management team (“Management”) and confirmed and approved for Rothschild & Co’s use by Management and by the Special Committee on February 19, 2026 (the “Standalone Long Term Plan” or “Standalone LTP”)  Held discussions with the Special Committee regarding:  The Transaction;  Past and current business operations and financial condition and prospects of Kona, including the Standalone LTP and the financial implications  thereof;  Strategic alternatives available to the Company; and  Certain other matters believed necessary or appropriate to our inquiry  Held discussions with key members of Management on a regular basis over the course of our engagement  1.1SITEUxAeTcIOuNtiOvVeEsRuVmIEmWary

 STRICTLY CONFIDENTIAL  $1.17  $5.00  $8.00  $6.00  $7.50  $8.00  $8.75  $9.25  $10.00 $9.75  Dec 18,  2024  Initial SG offer Third party  offer  Revised SG offer #1  SC counter offer #1  Revised SG offer #2  SC counter offer #2  Revised SG offer #3  Revised SG offer #4  Final SG proposal  In 2023, Samoa completed a $153m private placement investment consisting of 153k shares of Series A-1 Preferred Stock along with 2.4m warrants exercisable at  $0.05 per share, convertible into 2.4m shares of common stock (reflecting adjustment for 1:5 reverse stock split enacted in June 2024)  On December 19, 2024, Samoa amended its 13D indicating it may seek to further invest in or evaluate a take-private of Kona  In March 2025, the Company’s Board of Directors formed a Special Committee of independent directors to evaluate strategic opportunities and subsequently retained Rothschild & Co in June 2025 to advise it on evaluating potential strategic alternatives  In July 2025, at the direction of the Special Committee, Rothschild & Co initiated a two-phase, targeted outreach to 22 potential strategic buyers (including the Samoa Group), of which 8 signed NDAs  In October 2025, 7 parties received preliminary information on Kona and attended a meeting with Management  On November 3, 2025, Samoa, in consortium with Amelia1, submitted a preliminary offer of $5.00 per share to take the Company private, a 327% premium to the unaffected price of $1.172  On November 13, 2025, a third party submitted a preliminary offer of $8.00 per share to take the Company private, a 584% premium to the unaffected price2  On December 12, 2025, the third party withdrew its offer  Subsequent negotiations with the Samoa Group resulted in a final proposal of $9.25 per share  Engagement and process overview  Transaction background  Sources: Company filings, FactSet  Notes:  1. Amelia originally invested in November 2014, and currently holds 28% of basic shares outstanding  Unaffected price represents close price on the day prior to Samoa’s amended 13D on December 19,  2024  Initial SG offer announced on November 4, 2025  6  Special Committee (“SC”)  meetings  40+  Bidding history ($ per share)  5 Total price increases  Premium to unaffected price2  691%  1.1SITEUxAeTcIOuNtiOvVeEsRuVmIEmWary  premium to price prior to the initial SG offer3  138%

 STRICTLY CONFIDENTIAL  22  7  2  1  Parties Engaged  Received Round I VDR Access  Submitted IOI  Samoa Group Final Proposal  1.1SITEUxAeTcIOuNtiOvVeEsRuVmIEmWary  Buyer outreach overview  7  Process overview  July 2025: Buyer outreach initiated with 14 parties contacted in an early outreach phase based on likelihood of interest in Kona / ability to transact  September 2025: Buyer outreach continued with 7 additional parties contacted for a formal process  October 2025: 7 total parties received round I VDR access to conduct further diligence  November 2025: Samoa filed its 13D indicating interest in acquiring outstanding shares for $5.00 per share cash consideration  On November 13, 2025, a third party submitted a preliminary offer of $8.00 per share  Other parties declined to submit proposals for the Company  On December 12, 2025, the third party withdrew its offer  Negotiations with the Samoa Group resulted in a final proposal of $9.25 per share  Process outcome as of February 11, 2026

 STRICTLY CONFIDENTIAL  Deal Terms overview (1 of 2)  8  Sources: FactSet (as of February 20, 2026), Agreement, Samoa Group Proposal (as of February 20, 2026)  (“Samoa Group proposal”)  Notes:  1. Unaffected date as of December 18, 2024, the day prior to Samoa’s 13D filing  Initial Samoa Group offer announced on November 4, 2025  As of February 20, 2026  $726m sale of Kona to the Samoa Group  1 Executive summary  Target  Kona  Acquiror  Samoa Group  Purchase price  $9.25 per share (“Merger Consideration”)  Premium  691% premium to the unaffected price of $1.171  138% premium to the $3.89 share price prior to the initial Samoa Group offer2 78% premium to current share price of $5.213  Form of consideration  All cash  Financing  No financing contingency; transaction funded via equity provided by Samoa pursuant to an equity commitment letter and debt pursuant to a debt commitment underwritten by [certain financial institutions]  Shareholder approval  "Requisite Company Stockholder Approval," which consists of approval from a majority of the outstanding shares entitled to vote and a majority of votes cast by Disinterested Stockholders at the company stockholders meeting  Conditions  Requisite Company Stockholder Approval obtained  Regulatory approvals obtained  No government order enjoining or prohibiting closing  Mutual bring-down conditions for satisfaction of each party’s reps, warranties and covenants  No material adverse effect on Kona  “No shop”  Generally, prevents the Company from soliciting or engaging in discussions concerning alternative offers, subject to exceptions  If the Company determines an alternative offer is superior, the Company can change its recommendation and/or terminate to  pursue such offer  Termination fee  Kona to pay the Samoa Group a termination fee equal to [3.75]% of common equity value in the event of termination of the agreement in order to enter into a transaction deemed a superior proposal  Samoa Group to pay Kona a termination fee equal to [4.75]% of common equity value in the event of termination of the agreement under specific circumstances, including failure to close due to failure to obtain financing, other breaches by Samoa Group, or Samoa Group’s failure to timely close while all closing conditions are satisfied or waived

 STRICTLY CONFIDENTIAL  Implied premia  Benchmark  Current (02/20/2026):  $5.21  Merger Consideration:  $9.25  Unaffected (December 18, 2024)  $1.17  345%  691%  Close prior to initial Samoa Group offer (November 3, 2025)  $3.89  34%  138%  Current (February 20, 2026)  $5.21  -  78%  1-month VWAP after 13D (December 18, 2024)4  $3.30  58%  180%  3-month VWAP after 13D (December 18, 2024)4  $3.20  63%  189%  6-month VWAP after 13D (December 18, 2024)4  $3.15  65%  194%  1-month VWAP (January 22, 2026) 4  $4.95  5%  87%  3-month VWAP (November 21, 2025) 4  $4.62  13%  100%  6-month VWAP (August 20, 2025) 4  $4.33  20%  114%  52-week high (February 2, 2026)  $5.29  (2%)  75%  52-week low (September 10, 2025)  $2.00  161%  363%  Sources: Standalone LTP, company filings, press releases, FactSet (as of February 20, 2026), Management, Samoa Group proposal, Samoa 13D filings, Agreement  Notes:  Current FDSO includes 17.6m common shares and 1.5m RSUs as of February 16, 2026, per Management  Balance sheet as of December 31, 2025, as per Management. WhiteHorse term loan and Backstop notes gross of discounts and deferred debt issuance costs  3. Preferred equity redeemed at 1.8x minimum return inclusive of accumulated PIK interest and value of  2.4m warrants issued to Samoa following November 15, 2025, per Management  Calendar day VWAP  Projected metrics per Standalone LTP  EV / Adj. EBITDAs based on broker consensus estimates per FactSet (as of February 20, 2026)  Deal Terms overview (2 of 2)  Implied enterprise value ($m, except per-share data)  9  1 Executive summary  691% premium to the unaffected price of $1.17 and 138% premium to the $3.89 share price the  day prior to the initial Samoa Group offer  Samoa Group proposed price per share  $9.25  (x) Fully diluted shares outstanding1  19  Implied Kona equity value (excl. Samoa warrants)  $177  (+) WhiteHorse term loan2  $181  (+) Backstop notes2  120  (+) Samoa preferred3  275  (-) Cash2  (27)  Implied enterprise value  $726  Implied multiples  Metric ($m)  Multiple (x)  Standalone LTP5  EV / 2025A Adj. EBITDA  $63  11.5x  EV / 2026E Adj. EBITDA  $63  11.5x  EV / 2027E Adj. EBITDA  $74  9.8x  Consensus6  EV / 2025E Adj. EBITDA  $61  11.8x  EV / 2026E Adj. EBITDA  $71  10.2x

 STRICTLY CONFIDENTIAL  Dec ’24 NYSE accepts plan to regain compliance with listing standards  Dec ’24 Samoa files an amended 13D indicating it may seek to further invest in or  acquire Kona  -  2.0x  4.0x  6.0x  8.0x  10.0x  12.0x  14.0x  16.0x  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $40.00  $45.00  $50.00  Jan-26  1 Executive summary  Mar ’23 Announces acquisition of  Twilio’s IoT  business unit  Jun ’24  1:5 reverse stock split  Nov ’24 Completes operational  restructuring  plan  Nov ’23 Kona reports strategic investment  from Samoa disclosing 12.0%  ownership3  Apr ’24  CEO  transition  Feb ’22 Announces acquisition of  Business Mobility Partners & SIMON  Kona historical trading performance  Merger Consideration represents a 691% premium to the unaffected price of $1.17 and 138%  premium to the $3.89 share price prior to the initial Samoa Group offer  Sources: Company filings, FactSet (as of February 20, 2026), press releases, Samoa 13D filings, Samoa Group proposal, Agreement  Notes:  Current FDSO includes 17.6m common shares and 1.5m RSUs as of February 16, 2026, per Management. Preferred equity redeemed at 1.8x minimum return inclusive of accumulated PIK interest and value of 2.4m warrants issued to Samoa following November 15, 2025, per Management  EV / NTM Adj. EBITDA based on broker consensus estimates per FactSet (as of February 20, 2026)  Ownership percentage calculated including the 2.4m warrants issued to Samoa, per Management  Kona stock price and NTM Adj. EBITDA multiple since 2021 de-SPAC1  Stock price ($ actuals)  Historical NTM trading multiple (x)  Stock price EV / NTM Adj. EBITDA2 Samoa events Other events Q / K filed  $5.21  9.1x  Nov ’25 Amended 13D filing indicating Samoa / Amelia  proposal to  acquire outstanding shares for $5.00 per share cash consideration  10  -  Sep-21 Jan-22 May-22 Sep-22 Jan-23 May-23 Sep-23 Jan-24 May-24 Sep-24 Jan-25 May-25 Sep-25 Feb-26

 STRICTLY CONFIDENTIAL  -  2.0x  4.0x  6.0x  8.0x  -  Nov-24 Feb-25 May-25  Sources: Company filings, FactSet (as of February 20, 2026), press releases, Management, Samoa 13D filings  Notes:  $1.00  $2.00  $3.00  $4.00  $5.00  Aug-25  Nov-25  Feb-26  Kona historical trading performance (cont’d)  Share price increased 73% in the following 1 month after initial 13D filing, and 345% since the  filing  Kona stock price and NTM Adj. EBITDA multiple since 1 month prior to amended 13D filing1,2  9.1x  $1.17  $5.21  $3.22  Dec ’24 Samoa files an amended  13D  indicating it may seek to further invest in or acquire  Kona  Historical NTM trading multiple (x)  Dec ’24 NYSE accepts plan to regain compliance with listing standards  Unaffected date as of December 18, 2024, the day prior to Samoa’s 13D filing  Current FDSO includes 17.6m common shares and 1.5m RSUs as of February 16, 2026, per Management. Preferred equity redeemed at 1.8x minimum return inclusive of accumulated PIK interest and  value of 2.4m warrants issued to Samoa following November 15, 2025, per Management  EV / NTM Adj. EBITDA based on broker consensus estimates per FactSet (as of February 20, 2026)  Nov ’25 Amended 13D filing indicating Samoa/Amelia proposal to acquire outstanding shares for $5.00 per share cash consideration  11  1 Executive summary  Stock price ($ actuals)  Stock price EV / NTM Adj. EBITDA3 Samoa events Other events Q / K filed

 2  Overview of Standalone LTP

 STRICTLY CONFIDENTIAL  8.5%  8.9%  10.2%  12.0%  12.1%  19.8  21.5  23.7  26.6  29.8  2025A 2026E 2027E 2028E  Sources: Management, Standalone LTP  Note:  2029E  2bps  (4bps)  31bps  22bps  11bps  56.3%  56.3% 56.6%  56.8%  56.9%  2025A  2026E  2027E  2028E  2029E  (9.4%)  (0.0%)  0.6%  (2.0%)  (2.0%)  $0.88  $0.88  $0.89  $0.87  $0.86  2025A  2026E  2027E  2028E  2029E  Standalone LTP: review of key plan assumptions  1. CaaS ARPU is calculated as the weighted average monthly revenue per user over the period  Selected KPIs (Standalone LTP)  Key assumptions  a CaaS Connectivity revenue growth is forecasted at 8.9%, 10.9%, 9.8% and 9.9% in 2026 to 2029, respectively, reflecting a return to industry growth rates  b Solutions revenue is held approximately flat throughout the forecast period, as Management prioritizes higher-margin opportunities that support recurring Connectivity revenue  c Gross margin is forecasted to improve, reflecting improved vendor pricing with carriers due to higher volumes, while accounting for customer re-rates  d Operating expenses are forecasted to grow ~2-3% annually, with the anticipated realization of efficiency gains  Management believes additional cost levers are available should revenue fall short of expectations  Average CaaS connections (m) CaaS ARPU1 Gross margin %  YoY growth (%) YoY growth (%) YoY improvement (bps)  Overview of Standalone LTP  2  13

 STRICTLY CONFIDENTIAL   CAGR   $m, unless noted 2023A 2024A 2025A  2026E 2027E 2028E 2029E  '23-'25 '25-'29  Total IoT Connectivity $204 $228 $225  Total IoT Solutions 73 58 61  $239 $260 $285 $313  57 58 59 60  5% 9%  (8%) (0%)  Revenue $277 $286 $286  % growth 14% 3% (0%)  $295 $318 $344 $373 2% 7%  3% 8% 8% 8%  Gross profit $149 $161 $161  % margin 54% 56% 56%  $166 $180 $196 $212 4% 7%  56% 57% 57% 57%  Adj. EBITDA $56 $53 $63  % margin 20% 19% 22%  $63 $74 $87 $100 7% 12%  21% 23% 25% 27%  (-) One-time items1  (-) Stock-based compensation (tax deductible)2 (-) Tax D&A  ($2) ($2) - -  (2) (3) (4) (4)  (24) (24) (23) (23)  EBIT  % margin  $35 $45 $59 $73  12% 14% 17% 20%  Memo:  Average CaaS connections (m)3  CaaS ARPU3,4  CapEx5  21.5 23.7 26.6 29.8 11%  $0.88 $0.89 $0.87 $0.86 (1%)  $9 $9 $10 $10 1%  Summary of Standalone LTP  Sources: Company filings, Management, Standalone LTP  Notes:  Other tax deductible expenses include integration-related costs and other one-time items  40% of stock-based compensation is tax deductible, per Management  Average CaaS Connections and ARPU based on CaaS, SuperSIM and Carrier+ revenue per user and average monthly connections  CaaS ARPU is calculated as the weighted average monthly revenue per user over the period  Inclusive of CapEx and capitalized labor  14  Overview of Standalone LTP  2

 3  Preliminary valuation perspectives

 STRICTLY CONFIDENTIAL  Overview of valuation methodologies and other references  Selected public company analysis  Selected publicly traded companies in the IoT Solutions sector  Selected Adj. EBITDA multiples applied to Kona’s 2025A and 2026E Adj. EBITDAs, based on Management and  Standalone LTP  Selected precedent acquisition transactions in the IoT Solutions sector  Analysis based on implied transaction enterprise value multiples of last twelve months (LTM) Adj. EBITDA  Selected multiples applied to Kona’s 2025A Adj. EBITDA as per Management  Selected precedent transactions analysis  Analysis of Standalone LTP  Valuation date as of December 31, 2025  Terminal multiple range of 8.0x – 10.0x  Weighted average cost of capital (WACC) range of 14.5 – 16.5%  Illustrative discounted cash flow analysis  Other references  Premia paid  analysis  Analysis of observed premia to unaffected stock price and price prior to initial Samoa Group offer on November 4, 2025, in take-private transactions and acquisitions  □ Take-private transactions include U.S. targets with transaction enterprise values above $250m since 2017  Other metrics  Kona 52-week stock trading range  Equity research analysts stock price targets  16  Preliminary valuation perspectives  3  Sources: Standalone LTP, Wall Street research, public company filings, Management, Samoa 13D filings

 STRICTLY CONFIDENTIAL  Methodology  Current: $5.21 Merger Consideration: $9.25  Per-share value ($)1,2,4 Approx. implied EV2,4  Assumptions  Core references  Selected public company  analysis  EV / 2025A Adj. EBITDA  $570 - 760m  EV / 2025A Adj. EBITDA multiple: 9.0x – 12.0x  EV / 2026E Adj. EBITDA  $510 - 630m  EV / 2026E Adj. EBITDA multiple: 8.0x – 10.0x  Selected precedent transactions  EV / 2025A Adj. EBITDA  Illustrative discounted cash flow analysis  Other references  Premia paid analysis  Precedent take-  privates (1-day)  $580 - 580m  $640 - 670m  20 – 53% (25th and 75th percentile, respectively) premia to prior closing prices of $1.17 (unaffected) and $3.98 (initial SG offer)5  Precedent take-privates (30-day)  $600 - 610m  $610 - 630m  22 – 56% (25th and 75th percentile, respectively) premia to close prices 30 days prior of $1.97 (unaffected) and $2.57 (initial SG offer)5  Other metrics  52-week high / low  $590 - 650m  52-week trading high and low closing prices as of February 20, 2026  Analyst target prices Unaffected3  $580 - 780m  Represents low and high of analyst target prices as of December 18, 2024; 4 contributors6  Analyst target prices Current  $650m  Represents low and high of analyst target prices as of February 20, 2026; 2 contributors  1.10  n.m.  2.00  1.50  5.00  11.05  4.30  1.10  14.35  $570 - 820m  EV / 2025A Adj. EBITDA multiple: 9.0x – 13.0x  Terminal multiple range: 8.0 – 10.0x  3.15  11.80  $610 - 780m  WACC range: 14.5 – 16.5%  Valuation date as of December 31, 2025  1.40 1.80  2.40 3.05  5.29  12.00  Assessment of valuation methodologies  Preliminary valuation perspectives  3  Sources: Bloomberg (as of February 20, 2026), company filings, FactSet (as of February 20, 2026), Management, Kroll Cost of Capital Guide, Standalone LTP, U.S. Fed, Management, Samoa Group proposal, Agreement  Notes:  Rounded to nearest $0.05 except for 52-week high / low and analyst target prices  Per Management, fully diluted shares outstanding calculated including 17.6m common shares and  1.5m RSUs as of February 16, 2026, net debt of $274m as of December 31, 2025 and $275m in preferred (valued at 1.8x minimum return, inclusive of value of warrants issued to Samoa following November 15, 2025). EV figures are rounded to the nearest $10m  Unaffected date as of December 18, 2024, the day prior to Samoa’s 13D filing  Excludes value impact of Kona's NOLs (~$2.6m of NOLs at year end 2025 with per-share value of  ~$0.03, per Management)  Unaffected date of December 18, 2024, and close prior to initial SG offer announced on November 4,  2025  Includes final coverage reports from Deustche Bank (Aug-24) and Morgan Stanley (Dec-24)  2026E Adj. EBITDA multiple is based on Standalone LTP  17  4.80 6.10  3.15 4.00  Current trading implies 10.3x ’26E Adj. EBITDA7

 STRICTLY CONFIDENTIAL  $3.15  $5.08  $6.48  $1.45  $12.88  $10.40  $8.81  $8.42  Illustrative discounted cash flow analysis sensitivity  DCF sensitivity to various operating assumptions  Item Standalone LTP assumption Sensitivity range Implied per-share midpoint DCF range1  Sources: Company filings, Management, Standalone LTP  Notes:  1. Sensitivity analyses vs. Standalone LTP. Valuation date assumed as of December 31, 2025. FDSO includes 17.6m common shares and 1.5m RSUs as of February 16, 2026, per Management.  Preferred equity redeemed at 1.8x minimum return inclusive of accumulated PIK interest and value of 4.  2.4m warrants issued to Samoa following November 15, 2025, per Management. Assumes WACC of 15.5% and terminal multiple midpoint of 9.0x. Excludes value impact of Kona's NOLs (~$2.6m of NOLs at year end 2025 with per-share value of ~$0.03, per Management)  2025A to 2029E CAGR  56.3% represents 2025A gross margin per Management. 57.9% represents 2029E Standalone LTP gross margin +1%  21.4% represents 2026E Standalone LTP Adj. EBITDA margin and 27.9% represents 2029E Standalone LTP Adj. EBITDA margin +1%  Avg. CaaS connections  (% CAGR)2  Average CaaS connections reach  29.8m by 2029  2025–2029 CAGR of 11%  9%  13%  11%  Solutions (% CAGR)2  IoT Solutions has (0.3%) CAGR  across 2025 to 2029  (5%)  5%  (0.3%)  Gross margin (% +/-)  Gross margin increases from 56.3% in 2025 to 56.9% in 2029  56.3%3  57.9%3  56.9%  Adj. EBITDA margin increases from 22.2% in 2025 to 26.9% in 2029  Terminal  Adj. EBITDA  margin  21.4%4  27.9%4  26.9%  18  TMM Base DCF midpoint: $7.35  Preliminary valuation perspectives  3

 4  Appendix – Valuation supplement

 STRICTLY CONFIDENTIAL  3, 4  Kona Standalone LTP  $5.21  98.5%  $100  $649  10.2x  10.3x  (0.0%)  3.3%  22.2%  21.4%  3, 4  Kona consensus  $5.21  98.5%  $100  $649  10.6x  9.1x  (0.9%)  7.7%  21.7%  23.4%  IoT Solutions  Digi  $50.20  97.0%  $1,975  $2,081  18.3x  15.6x  5.3%  14.0%  25.4%  26.1%  Ituran  48.76  98.1%  970  896  9.3x  8.3x  6.7%  8.0%  26.8%  27.9%  Powerfleet  3.79  46.1%  523  765  7.9x  6.3x  22.2%  8.8%  22.0%  25.2%  Mean  11.8x  10.1x  11.4%  10.2%  24.7%  26.4%  Median  9.3x  8.3x  6.7%  8.8%  25.4%  26.1%  Share  %52w  Market  Enterprise  EV / Adj. EBITDA  Revenue growth  Adj. EBITDA margin  $m, unless noted1, 2  price ($)  high  cap  value  2025E 2026E  2025E 2026E  2025E 2026E  Selected public company analysis  Sources: Public company filings, FactSet (as of February 20, 2026), Management, Standalone LTP  Notes:  Metrics based on median broker consensus estimate per FactSet (as of February 20, 2026), except Kona Standalone LTP  Digi and Powerfleet financials calendarized to Kona’s fiscal year ending December 31  Preferred equity redeemed at 1.8x minimum return inclusive of accumulated PIK interest and value of 2.4m warrants issued to Samoa following November 15, 2025, per Management  Standalone LTP 2025 data reflects 2025 actuals per Management; Kona consensus 2025 data reflects broker consensus  20  A Appendix – Valuation supplement

 STRICTLY CONFIDENTIAL  A Appendix – Valuation supplement  Target  Acquiror  EV ($m)3  $200  $52  $126  $1,246  $375  $1,134  $86  $137  $1,034  Date  Sep-24  Sep-24  Oct-23  Aug-22  May-21  Apr-21  Apr-19  Mar-19  Jan-19  7.8x  2.1x  17.7x  8.0x  18.7x  6.8x  3.9x  40.9x  9.2x  22.9x  16.2x  10.0x  12.7x  Selected precedent transactions  Sources: Public company filings, press releases  Notes:  Calculated using reported synergies where available  Acquisition completed under the name I.D. Systems (rebranded as Powerfleet on October 3, 2019)  3. Shown in US$m, converted at announcement date  EV / LTM Adj. EBITDA multiples of select IoT Solutions sector transactions since 2019  (Telematics)  2  Value of synergies  15.7x  12.7x  8.9x1  7.9x1  Gross mean: 15.7x Gross median: 12.7x  Synergized mean: 8.91 Synergized median: 7.9x1  21

 STRICTLY CONFIDENTIAL  A Appendix – Valuation supplement  Illustrative discounted cash flow analysis  Projected cash flows1  $m  2026E  2027E  2028E  2029E  Terminal period2  Total revenue  $295  $318  $344  $373  $405  % growth  3.3%  7.6%  8.3%  8.4%  8.4%  Adj. EBITDA  $63  $74  $87  $100  $109  % margin  21.4%  23.4%  25.2%  26.9%  26.9%  (-) One-time items3  ($2)  ($2)  -  -  -  (-) Stock-based compensation (tax deductible)4  (2)  (3)  (4)  (4)  (4)  (-) Tax D&A  (24)  (24)  (23)  (23)  (10)  EBIT  $35  $45  $59  $73  $94  (-) Tax at 25% rate5  ($9)  ($11)  ($15)  ($18)  ($24)  NOPAT  $26  $34  $45  $55  $71  (+) Tax D&A  $24  $24  $23  $23  $10  (-) Stock-based compensation (non-tax deductible)4  (3)  (5)  (6)  (6)  (6)  (-) CapEx  (9)  (9)  (10)  (10)  (10)  (+/-) Source / (use) of NWC  (0)  (2)  (2)  (2)  (2)  Unlevered FCF  $39  $42  $50  $59  $62  Sources: Company filings, Management, Standalone LTP  Notes:  Unlevered cash flow line items based on Standalone LTP  2029E revenue growth rate applied to terminal revenue and Adj. EBITDA margin held flat  Per Management, other tax deductible expenses include integration-related costs and other one-time items  40% of SBC is tax deductible per Management. SBC treated as cash expense  25% tax rate per Standalone LTP and includes $0.2m p.a. estimated US R&D tax credits for 2026E to 2029E per Management  6. Valuation date assumed as of December 31, 2025. FDSO includes 17.6m common shares, 1.5m RSUs as of February 16, 2026, preferred stock valued at liquidation value of 1.8x minimum return inclusive of accumulated PIK interest and value of 2.4m warrants issued to Samoa following November 15, 2025 ($275m) per Management, senior secured note valued at principal balance ($181m), backstop notes valued at principal value ($120m), cash balance ($27m), all as of December 31, 2025, per Management. Excludes value impact of Kona's NOLs (~$2.6m of NOLs at year end 2025 with per-share value of ~$0.03, per Management)  22  WACC  8.0x  8.5x  9.0x  9.5x  10.0x  8.0x  8.5x  9.0x  9.5x  10.0x  8.0x  8.5x  9.0x  9.5x  10.0x  14.5%  $649  $680  $712  $743  $775  78%  79%  80%  81%  82%  $5.19  $6.84  $8.50  $10.15  $11.81  15.0%  639  670  701  732  763  78%  79%  80%  81%  81%  4.67  6.29  7.92  9.54  11.17  15.5%  629  659  690  720  751  78%  79%  80%  81%  81%  4.15  5.75  7.35  8.95  10.55  16.0%  619  649  679  709  739  78%  79%  80%  80%  81%  3.65  5.22  6.79  8.36  9.94  16.5%  610  639  669  698  728  77%  78%  79%  80%  81%  3.16  4.71  6.25  7.79  9.34  Enterprise value ($m)  PV of terminal value as % of EV  Implied share price  at terminal multiple of6  at terminal multiple of6  at terminal multiple of6

 STRICTLY CONFIDENTIAL  Selected public company beta analysis  Tax shield 6 (2.4%)  Market  Debt  Pref.  Debt /  Debt /  Tax   Beta   Cost of debt (post-tax) 7.3%  Peer cap ($m)  ($m)  eq. ($m)  cap7  equity 7  rate (%)  Levered8 Unlevered Relevered  Digi $1,975  $136  -  6%  7%  25%  1.16 1.11 1.31  Powerfleet 523  277  -  35%  53%  25%  2.12 1.52 1.80  Cost of equity  Implied levered beta given unlevered beta of  Implied cost of equity given unlevered beta of  Implied WACC given unlevered beta of  Ituran  970  -  -  -  -  25%  0.92  0.92  1.09  25th percentile  13%  1.04  1.01  Median  21%  1.16  1.11  Mean  21%  1.40  1.18  75th percentile  28%  1.64  1.31  Kona  $100 9  $301 9  $27510  85%10  579%10  25%  0.13  n.m.11  n.m.11  23  Weighted average cost of capital (WACC)  Sources: Company filings, Bloomberg, FactSet, Kroll Cost of Capital Guide, U.S. Federal Reserve,  Management  Notes:  Informed by the range of the peer references as well as capital markets outlook  Based on current yield on 20-year U.S. Treasury (as of February 20, 2026)  Based on the average of Kroll’s Supply-side ERP methodology (6.3%) and Historical ERP  methodology (7.4%) per Kroll’s Cost of Capital Guide (as of December 31, 2025)  Based on size premia analysis per Kroll’s Cost of Capital Guide (average of 9th and 10th decile, as  of December 31, 2025) based on target capital structure of 20% gross debt / capital, respectively  Based on 600bps on latest 3-month SOFR (as of February 20, 2026)  25% tax rate per Management  Debt / capital and debt / equity interquartile range and mean exclude Ituran  Based on peer mean 2-year adjusted historical beta (weekly periodicity, regressed against S&P 500) per Bloomberg (as of February 20, 2026)  Kona share price as of February 20, 2026; balance sheet as of December 31, 2025, per Management; FDSO includes 17.6m common shares and 1.5m RSUs as of February 16, 2026, per Management   Illustratively includes preferred stock as debt-like item. Preferred equity redeemed at 1.8x minimum return inclusive of accumulated PIK interest and value of 2.4m warrants issued to Samoa following November 15, 2025, per Management  Not meaningful as R-squared is 0.001  Implied WACC  Gross debt  / capital1  Gross debt  / equity  Pre-tax cost of debt  1.00  1.18  1.30  1.00  1.18  1.30  1.00  1.18  1.30  10.0%  11.1%  9.7%  1.08  1.28  1.41  15.2%  16.6%  17.4%  14.4%  15.6%  16.4%  15.0%  17.6%  9.7%  1.13  1.34  1.47  15.6%  17.0%  17.9%  14.3%  15.5%  16.3%  20.0%  25.0%  9.7%  1.19  1.40  1.54  15.9%  17.4%  18.4%  14.2%  15.4%  16.2%  25.0%  33.3%  9.7%  1.25  1.48  1.63  16.4%  17.9%  18.9%  14.1%  15.3%  16.0%  30.0%  42.9%  9.7%  1.32  1.56  1.72  16.9%  18.5%  19.6%  14.0%  15.1%  15.9%  Risk-free rate 2  4.8%  Levered beta  1.40  Equity risk premium3  6.8%  Size premium4  3.0%  Size premium  17.4%  Cost of debt  Cost of debt (pre-tax) 5  9.7%  A Appendix – Valuation supplement

 STRICTLY CONFIDENTIAL  20%  32%  44%  53%  94%  25th percentile  Median  Mean  75th percentile 90th percentile  22%  36%  42%  56%  81%  25th percentile  Median  Mean  75th percentile 90th percentile  Premia paid analysis  Share price premium 30-day1  Source: Refinitiv  Notes:  Analysis includes 172 take-private transactions since 2017 with EV values greater than $250m, excludes target businesses in financial services, real estate, energy, biotechnology and pharmaceutical sectors  Unaffected date as of December 18, 2024, the day prior to Samoa’s 13D filing  Share price as of November 3, 2025, the day prior to the public announcement of the initial Samoa Group offer  24  A Appendix – Valuation supplement  $2.84  $2.61  $3.05  $3.83  $3.71  $3.40  $3.94  $5.00  Implied Kona share price based on:  $1.97 30-day prior to unaffected2:  $2.40  $2.57 30-day prior to initial Samoa Group offer3:  $3.09  $1.40  $1.68  $1.54  $1.80  $2.27  $4.78  $5.74  $5.27  $6.11  $7.74  Implied Kona share price based on:  $1.17 unaffected price2:  $3.98 close prior to initial Samoa Group offer3:  Share price premium 1-day1

 STRICTLY CONFIDENTIAL  $ / share  Oct-21  Jul-22  Feb-24  Feb-25  Feb-26  Average target price  $87.50  $50.50  $12.50  $7.25  $5.00  % Premium 2  118.8%  271.3%  129.4%  197.1%  (4.0%)  –  $20.00  $40.00  $60.00  -  20%  40%  60%  80%  100%  Oct-21  Aug-22  Dec-25  Buy  Hold  Jun-23 Apr-24 Feb-25  Sell Share price  Target price  $5.00  $5.00  $12.00  $2.50  $3.00  $1.50  Discontinued coverage  Analyst price targets  Analyst sentiment since 2021 de-SPAC1  Analyst price targets  1  2  Number of broker recommendations  4 4 2  Average target price over time1  Sources: FactSet (as of February 20, 2026), Wall Street research  Notes:  Target prices based on 100-day consensus window adjusted for 1:5 reverse stock split  % Premium based on date of the median broker consensus price at the time  3. Unaffected date as of December 18, 2024, the day prior to Samoa’s amended 13D filing  Price target as of 11/13/25  Price target as of 11/13/25  Final coverage 12/13/24  Final coverage 08/15/24  Current price target  Price target as of unaffected date3 Price target as of final coverage  25  A Appendix – Valuation supplement  Feb-26